Exhibit 99.2

ADTALEM GLOBAL EDUCATION INC.

SCHEDULE OF NON-GAAP EARNINGS

(unaudited and amounts in thousands, except per share amounts)

	Three Months Ended					Year Ended
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2017	June 30, 2016
Net Income (Loss)	$12,785	$42,859	$39,859	$14,413	$25,152	$122,283	$(3,166)
Earnings per Share (diluted)	0.20	0.67	0.62	0.23	0.39	1.91	(0.05)
Continuing Operations:
Restructuring Expense	2,387	9,002	2,804	2,963	3,350	18,119	7,283
Effect on Earnings per Share (diluted)	0.04	0.14	0.04	0.05	0.05	0.28	0.11
Regulatory Settlements	-	-	-	52,150	-	52,150	-
Effect on Earnings per Share (diluted)	-	-	-	0.81	-	0.81	-
Asset Impairment Charge	-	-	-	-	-	-	147,660
Effect on Earnings per Share (diluted)	-	-	-	-	-	-	2.29
Income Tax Impact on Non-GAAP Adjustments	(589)	(3,678)	(1,096)	(20,938)	(918)	(26,630)	(32,708)
Effect on Earnings per Share (diluted)	(0.01)	(0.06)	(0.02)	(0.33)	(0.01)	(0.42)	(0.51)
Discontinued Operations, net of tax	9,388	4,072	(3,706)	(7,455)	787	(6,302)	5,751
Effect on Earnings per Share (diluted)	0.15	0.06	(0.06)	(0.12)	0.01	(0.10)	0.09
Net Income from Continuing Operations Excluding Special Items, net of tax	$23,971	$52,255	$37,861	$41,133	$28,371	$159,620	$124,820
Earnings per Share from Continuing Operations Excluding Special Items (diluted)	0.38	0.82	0.59	0.64	0.44	2.49	1.94
Diluted Shares used in EPS calculation	63,432	64,034	64,266	64,028	63,896	64,019	64,371